UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 1, 2010
(Date of earliest event reported)

Banyan Rail Services Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9043 (Commission File Number)	36-3361229 (I.R.S. Employer Identification No.)

2255 Glades Road, Suite 342-W, Boca Raton, Florida (Address of principal executive offices)	33431 (Zip Code)

561-997-7775
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.           Submission of Matters to a Vote of Security Holders.

Banyan Rail Services Inc. (the “Company”) held its annual meeting of stockholders on July 1, 2010 in Boca Raton, Florida. The matters voted on and the results of the vote are as follows:

Proposal 1
The following persons were elected to the Company’s board of directors to hold office until the 2011 annual meeting of stockholders or until their respective successors are elected and qualified:

	Number of Votes

	For	Withheld	Broker Non-Votes
Paul S. Dennis	1,360,337	177,052	704,226
Gary O. Marino	1,356,429	180,960	704,226
Bennett Marks	1,356,430	180,959	704,226
Donald D. Redfearn	1,360,407	176,982	704,226

Proposal 2
The approval of the Company’s 2010 Stock Option and Award Plan received the following vote:

Number of Votes

For	Against	Abstain	Broker Non-Votes
1,303,006	228,112	6,271	704,226

Proposal 3
The ratification of the appointment of Daszkal Bolton LLP as the Company’s independent auditor for the fiscal year ending December 31, 2010 received the following vote:

Number of Votes

For	Against	Abstain
2,165,883	73,782	1,950

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated July 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banyan Rail Services Inc.

By:	/s/ C. Lawrence Rutstein
Name: C. Lawrence Rutstein
Title: Vice President of Administration

Dated: July 6, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated July 2, 2010